                                                                    Exhibit 10.2

** Indicates that information has been omitted herein pursuant to a request for confidential treatment filed with the Securities and Exchange Commission simultaneously herewith.

                        Portal Proprietary & Confidential


[PORTAL LOGO]                                     AGREEMENT NUMBER:

                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

      This Software License and Support Agreement shall be effective as of July 31, 1998, ("Effective Date") is entered into by and between Portal Software, Inc, a California corporation with principle offices at 20863 Stevens Creek Boulevard, Suite 200, Cupertino, California 95014 ("Portal") and Sage Networks, Inc., a Delaware corporation with principle offices at 215 First Street, Cambridge, MA 02142 ("Licensee") and describes the terms and conditions pursuant to which Portal shall license to Licensee and support certain Portal Software (as defined below).

1     DEFINITIONS

1.1 "Agreement" means this Software License and Support Agreement, including any and all attached Schedules.

1.2 "Application" means the specific Application set forth in Schedule A hereto of the Portal Software running on one or more related computers at a single location, that share the same Portal Software Database.

1.3 "Confidential Information" means this Agreement and all its Schedules, any addenda hereto signed by both parties, all software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Portal Software, and any other proprietary information supplied to Licensee by Portal or by Licensee to Portal which is clearly marked as "confidential" if in tangible form, or identified as "confidential" if orally disclosed.

1.4 "Designated Equipment" means the hardware make and model of the server computer(s) on which the Portal Software will be installed. Licensee will use reasonable efforts to provide Portal with at least thirty (30) days prior written notice describing the type and location of the server hardware initially and if moved during the term of this Agreement.

1.5 "Portal Software" means (i) the software products designated on Schedule A hereto provided to Licensee by Portal in executable form (but not the Source
Code), (ii) the associated program documentation ("Documentation"), (iii) any source code or object code which Portal in its sole discretion may provide to Licensee from time to time and (iv) any Updates, modifications, maintenance releases, bug fixes or work-arounds which Portal may provide to Licensee from time to time.

1.6 "Portal Software Database" means the customer database associated with the Portal Software which contains the Customer Records.

1.7 "Production Site(s)" means the addresses and locations of the server computer(s) on which the Portal Software will be installed. Licensee agrees to use reasonable efforts to provide Portal with the addresses and locations of such Production Sites at least thirty (30) days prior to any such installation(s).

1.8 "Sage-based Services Distributors" means any entity under contract with Licensee for the distribution of Licensee's products and services. Licensee shall be responsible for ensuring the compliance of its Sage-based Services Distributor with the terms and provisions of this Agreement. Any use of the Portal Software in connection with such Sage-based Services Distributors and their Subscribers is solely limited to the products and services of Sage Networks, Inc., and the Application. If the Portal Software is used in connection with customers of any Sage-based Services Distributors, those customers shall be counted toward Licensee's Subscriber total.

1.9 "Subscriber" means an individual customer record account object ("Customer Record") in the Portal Software Database. The total number of Subscribers is exactly equal to the number of Customer Records in the Portal Software Database, except that Subscribers shall not include fictitious customer records created by Licensee solely for the purposes of testing the Portal Software in a non-production environment.

1.10 "Updates" means any updates to the Portal Software licensed hereunder which Portal, in its discretion, makes generally available to its Portal Software licensees.

2 GRANT OF LICENSE

2.1 For so long as this Agreement remains in force Portal grants to Licensee a perpetual, non-exclusive and non-transferable (subject to Section 11) right to use the Portal Software on the Designated Equipment and on a single Portal Software Database located at the designated Production Site only for the specified Application. Licensee may possess only the number of copies of any Portal Software necessary for the type of use specified above and may use such copies only in accordance with this Agreement and the Documentation. Portal shall at all times retain ownership of all Portal Software including any Documentation and any copies thereof.

2.2 Portal will deliver to Licensee, as soon as is practicable, the necessary password to enable Licensee to download from Portal's website one machine-readable copy of the Software, along with one machine-readable copy of the Documentation. Licensee may not reproduce the Documentation except as needed by Licensee's employees in order to support the Application.

2.3 Licensee may copy the Portal Software for backup or archival purposes provided that all titles, trademark symbols, copyright symbols and legends, and other proprietary markings are reproduced.

2.4 Licensee shall be permitted to create applications using the Policy Facilities Modules source code and Application Programming Interfaces ("Portal Software Customization Tools") which Portal may, in its sole discretion, provide to Licensee from time to time.

2.5 Portal grants and Licensee receives no other rights or licenses to the Portal Software, derivative works (as defined in the United States copyright Act of 1976, Title 17 USC Section 101 et. Seq.) or any intellectual property rights related thereto, whether by implication, estoppel or otherwise, except those rights expressly granted in this Section 2.

3 LICENSE RESTRICTIONS

3.1 Licensee agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.1.1 sell, lease, license, sublicense, encumber or otherwise transfer any portion of the Portal Software or Documentation;

3.1.2 except to the minimum extent necessary to comply with EC Directive, if applicable, or other applicable legislation, decompile, disassemble, or reverse engineer any portion of the Portal Software or attempt to discover any source code or underlying ideas or algorithms of any Portal Software;


Portal SLSA                                                         Page 1 of 5

                        Portal Proprietary & Confidential

3.1.3 other than to the extent permitted by Section 2.4 above, create any Derivative Work based on the Portal Software or any Portal Confidential Information;

3.1.4 use the Portal Software to provide processing services to third parties (except Sage-based Services Distributors or their customers), commercial timesharing, rental or sharing arrangements, or on a "service bureau" basis or otherwise use or allow others to use the Portal Software for the benefit of any third party;

3.1.5 provide, disclose, divulge or make available to, or permit use of the Portal Software by persons other than Licensee's employees who shall be bound by the confidentiality terms and provisions contained in Section 12 below, without Portal's prior written consent;

3.1.6 use any Portal Software, or allow the transfer, transmission, export, or re-export of any Portal Software or portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency. All the limitations and restrictions on the Portal Software in this Agreement also apply to the Documentation.

4 MANNER OF PAYMENT

All payments due hereunder shall be made inside the U.S., in U.S. dollars and are exclusive of any sales, use or other taxes, fees or duties arising out of this Agreement. In addition to any remedies Portal may have hereunder or at law, any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law. Delays in payment will result in a day-for-day delay of the Portal Software implementation timetable.

5 LICENSE FEE

5.1 In consideration of the rights granted herein, Licensee shall pay Portal the license fee specified in Schedule A on the Effective Date.

6 MAINTENANCE AND TECHNICAL SUPPORT

6.1 Provided Licensee remains current on its Gold Level Maintenance Support payment obligations, Licensee shall be entitled to receive Updates and technical support in accordance with Portal's Gold Level Support Policy, a current copy of which is provided at Schedule B. The first annual Gold Level Maintenance Support payment shall be due upon the earlier of: (i) completion of implementation services, or (ii) 180 days from the Effective Date hereof, whichever shall be first.

6.2 Support Services shall consist of (i) error correction and telephone support provided during Portal's normal business hours to Licensee's technical support contact concerning the installation and use of the then current release of the Portal Software and (ii) product Updates that Portal in its discretion makes generally available and are not designated by Portal as products for which it charges a separate fee. Portal shall have no obligation to support (a) altered, damaged or modified Portal Software (except as authorized by Portal or if such modifications or customizations are performed by Portal Professional Services Group during implementation) or any portion of the Portal Software incorporated into other software, (b) Portal Software that is not the then current or immediately previous sequential release, (c) problems caused by Licensee's negligence, abuse, or misapplication, or use of the Portal Software other than as specified in Portal's user documentation or other causes beyond the control of Portal, or (d) Portal Software installed on a system that is not supported by Portal. Portal shall have no liability for any changes in Licensee's hardware which may be necessary to use the Portal Software.

6.3 Portal may elect on sixty (60) days notice (i) effective on any Annual Maintenance Fee payment date thereafter with respect to any particular Portal Software, to change the Annual Maintenance Fee and support services terms for that Portal Software to its then standard fees and terms and/or (ii) effective on the third or any later Annual Maintenance Fee payment date with respect to any particular Portal Software, not to provide Support Services to Licensee for that Portal Software, in which cases Licensee may elect to forego further Support Services and Annual Maintenance Fees for such Portal Software, whereupon Portal shall refund Licensee any Support Services fees pro-rated for the balance of the annual term.

6.4 Upon completion of the implementation of the Portal Software by Portal, Portal will provide Licensee with a letter confirming that such installation of the Portal Software was authorized and that Portal's maintenance, technical support and warranty obligations hereunder shall not have been waived.

7 TERMINATION

7.1 This Agreement commences on the Effective Date and will remain in force until it is terminated.

7.2 Licensee may, upon thirty (30) days prior written notice to Portal, terminate this Agreement. However, no such termination will entitle Licensee to a refund of any portion of any monies which have been paid to Portal.

7.3 Portal may, by written notice to Licensee, terminate this Agreement if any of the following events ("Termination Events") occur, provided that no such termination will entitle Licensee to a refund of any portion of any monies which have been paid to Portal;

7.3.1 Licensee is in breach of this Agreement in any material respect, which breach, if capable of being cured, is not cured within thirty (30) days after Portal gives Licensee written notice of such breach; or Portal may terminate this Agreement immediately upon notice if Licensee breaches any of its obligations under Section 3 above in any material respect;

7.3.2 Licensee terminates its business activities or becomes insolvent, admits in writing to its inability to generally pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, unless Licensee remains current on all payment obligations hereunder and any such payments are not reasonably susceptible to being reclaimed or refunded.

7.4 Termination will become effective immediately under Section 7.3.2 or on the date set forth in the written notice of termination under Section 7.3.1 provided such date is not less than thirty (30) days from delivery of said notice. Termination of this Agreement will not affect the provisions regarding Licensee's or Portal's treatment of Confidential Information, provisions relating to the payments of amounts due, provisions limiting or disclaiming Portal's liability, and/or provisions regarding applicable law, which provisions will survive termination of this Agreement.

7.5 Upon termination, all licenses granted hereunder shall cease to be effective and Licensee shall immediately cease all use of any affected Portal Software, Documentation and Portal Confidential Information.

7.6 Within fourteen (14) days of the date of termination or discontinuance of this Agreement for any reason whatsoever, Licensee shall return the Portal Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Licensee shall furnish Portal with a certificate signed by an executive officer of Licensee verifying that the same has been done.


7.7 Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.


Portal SLSA                                                         Page 2 of 5

                        Portal Proprietary & Confidential


8 INDEMNIFICATION FOR INFRINGEMENT

8.1 Portal shall, at its expense defend or settle any claim, action or allegation brought against Licensee that the Portal Software infringes any patent, copyright, trade secret or other proprietary right of any third party, and Portal will similarly indemnify and hold harmless Licensee from damages and costs incurred by Licensee (including reasonable attorneys' fees and costs) as a result of any such claims of infringement and shall pay any final judgment awarded or settlements entered into; provided that Licensee gives prompt written notice to Portal of any such claim, action or allegation of infringement and gives Portal the authority to proceed as contemplated herein. Portal will have the exclusive right to defend any such claim, action, or allegation and make settlements thereof at its own discretion, and Licensee may not settle or compromise such claim, action or allegation, except with prior written consent of Portal. Licensee shall give such assistance and information as Portal may reasonably require to settle or oppose such claims.

8.2 In the event any such infringement, claim, action, or allegation is brought or threatened, Portal may, at its sole option and expense:

8.2.1 Procure for Licensee the right to continue use of the Portal Software or the infringing portion thereof;

8.2.2 Modify, amend or replace the Portal Software or infringing part thereof with other software which has substantially the same or better capabilities;

8.2.3 If neither of the foregoing is commercially practicable, Portal shall refund the portion of the licensee fee specified on Schedule A related to the infringing part thereof less one-forty-eighth (1/48) thereof for each month or portion thereof that this Agreement has been in effect. In the event that such refund is made, Licensee shall immediately cease using the infringing portion of the Portal Software and will remove the same from its system and so certify to Portal. By paying a refund in the manner herein contemplated Portal will be released from any further obligation whatsoever to Licensee in connection with the infringing part of the Portal Software. If, as a result of having terminated its licenses with respect to any infringing Portal Software, Licensee is unable to use any or all of the other components of the Portal Software licensed hereunder, Licensee shall be permitted to terminate its licenses for those other Portal Software components upon the same terms and conditions as applicable to the infringing Portal Software Components set forth above.

8.3 THE FOREGOING OBLIGATIONS SHALL NOT APPLY TO THE EXTENT THE INFRINGEMENT ARISES AS A RESULT OF MODIFICATIONS TO THE PORTAL SOFTWARE MADE BY ANY PARTY OTHER THAN PORTAL OR PORTAL'S AUTHORIZED REPRESENTATIVE. THIS SECTION 8 STATES THE ENTIRE LIABILITY OF PORTAL WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT.

9 WARRANTY AND LIMITATION OF LIABILITY

9.1 Portal warrants to Licensee that the Portal Software will perform in substantial accordance with the Documentation for a period of one hundred eighty
(180) days from the Effective Date. Portal represents and warrants that the Portal Software is designated to be used prior to, during and after the calendar year 2000 and that the Portal Software will operate during each such time period without error relating to, or the product of, date data which references different centuries or more than one century. If the Portal Software does not perform as warranted, Portal shall undertake to correct the non-conforming part of the Portal Software, or if correction is reasonably not possible, replace such non-conforming part of the Portal Software free of charge. If neither of the foregoing is commercially practicable, Portal shall refund the monies paid by Licensee for that non-conforming part of the Portal Software. In the event that such refund is made, Portal may amend Schedule A with respect to the non-conforming part of the software program. The foregoing Year 2000 Warranty shall not apply to the extent that the Portal Software is used or interfaced with other software, data or operating systems which are not Year 2000 compliant and it is reasonably established that such non-compliant software, data or operating system is the source of the Year 2000 problem or if the Portal Software has been modified in a manner not authorized by Portal. THE FOREGOING ARE LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. The warranty set forth above is made to and for the benefit of Licensee only and will be enforceable against Portal only if:

9.1.1 The Portal Software has been properly installed and has been used at all times in accordance with the Documentation and this Agreement;

9.1.2 All modifications, alterations or additions to the Portal Software, if any, have been made using Portal Software Customization Tools provided by Portal to Licensee; and

9.1.3 Licensee has not made or caused to be made modifications, alterations or additions to the Portal Software that cause it to deviate from the Documentation.

9.2 Except as set forth above, Portal makes no warranties, whether express or implied, or statutory regarding or relating to the Portal Software or the Documentation, or any materials or services furnished or provided to Licensee under this Agreement. Specifically, Portal does not warrant that the Portal Software will be error free or will perform in an uninterrupted manner. To the maximum extent allowed by law, Portal specifically disclaims all implied warranties of merchantability and fitness for a particular purpose (even if Portal had been informed of such purpose) with respect to the Portal Software, Documentation and support and with respect to the use of any of the foregoing.

9.3 IN NO EVENT WILL PORTAL OR ITS SUBCONTRACTORS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE PORTAL SOFTWARE OR SERVICES PERFORMED HEREUNDER OR ANY DELAY IN DELIVERY OR FURNISHING THE PORTAL SOFTWARE OR SAID SERVICES WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF PORTAL HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.4 PORTAL'S MAXIMUM AGGREGATE LIABILITY (WHETHER IN CONTRACT, TORT OR ANY OTHER FORM OF LIABILITY) FOR DAMAGES OR LOSS, HOWSOEVER ARISING OR CAUSED, WHETHER OR NOT ARISING FROM PORTAL'S NEGLIGENCE, SHALL IN NO EVENT BE GREATER THAN (a) IN THE EVENT SUCH DAMAGE IS NOT RELATED TO SUPPORT, THE LICENSE FEE SPECIFIED IN SCHEDULE A RELATED TO THE PARTICULAR PORTAL SOFTWARE PROGRAM WHICH CAUSED THE DAMAGE OR LOSS, OR (b) IN THE EVENT SUCH DAMAGE OR LOSS IS RELATED TO SUPPORT, THE SUPPORT FEES PAID BY LICENSEE FOR THE THEN CURRENT SUPPORT TERM.

9.5 No employee, agent, representative or affiliate of Portal has authority to bind Portal to any oral representations or warranty concerning the Portal Software. Any written representation or warranty not expressly contained in this Agreement is unenforceable.

10 EMBEDDED REPORTING /COMPLIANCE ROUTINE; AUDIT RIGHTS

Licensee shall keep and maintain full, accurate and detailed records regarding the License and the number of End Users of the Portal Software. Portal or its representatives shall be entitled to review and audit such books and records and/or Licensee's compliance with the provisions of this Agreement from time to


Portal SLSA                                                         Page 3 of 5

                        Portal Proprietary & Confidential

time during normal business hours upon thirty (30) days prior written notice reasonable notice to Licensee.

11 ASSIGNMENT/BINDING AGREEMENT

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Licensee, in whole or in part, whether voluntary or by operation of law, except by way of sale of assets, merger or consolidation, without the prior written consent of Portal, which consent shall not be unreasonably withheld or delayed, provided that in the case of any such sale of assets, merger or consolidation, the number of Subscribers shall not be increased beyond the maximum number of Subscribers in the block of Subscribers then applicable immediately prior to such sale of assets, merger or consolidation. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, no transfer or assignment of Licensee's rights hereunder shall be effective unless and until (1) Licensee has paid and remains current on all amounts due hereunder, and (2) the purported assignee agrees in writing to be bound by all of the obligations of Licensee hereunder. Further, neither this Agreement nor the licenses granted hereunder shall be transferable to any direct competitor of Portal.

12 CONFIDENTIALITY

12.1 Each Party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use the Confidential Information of the other party solely in accordance with the provisions of this Agreement and it will not disclose, or permit to be disclosed, the same directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding any information that it can document in writing (i) is in the public domain through no fault of its own, (ii) was properly known to it, without restriction, prior to disclosure by Disclosing Party, (iii) was properly disclosed to it, without restriction, by another person with the legal authority to do so, (iv) is independently developed by Receiving Party without use or reference to Disclosing Party's Proprietary Information or (v) is required to be disclosed pursuant to a judicial or legislative order or proceeding; provided that, to the extent permitted by and practical under the circumstances, Receiving Party provides to Disclosing Party prior notice of the intended disclosure and an opportunity to respond or object to the disclosure or if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure.

12.2 In the event of actual or threatened breach of the provisions of Section 3 or Section 12.1, the non-breaching party will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual damage.

13 NOTICE

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by registered mail, return receipt requested, (c) sent by overnight air courier, or
(d) by facsimile, in each case forwarded to the appropriate address set forth below.

FOR PORTAL:
   ATTN: LEGAL DEPARTMENT
   PORTAL SOFTWARE, INC.
   20863 STEVENS CREEK BOULEVARD, SUITE 200
   CUPERTINO, CA  95014

FOR LICENSEE:
   SAGE NETWORKS, INC.
   215 FIRST STREET
   CAMBRIDGE, MA 02142
      AND
   ATTN: GENERAL COUNSEL
   SAGE NETWORKS, INC.
   11 MARTINE AVENUE
   WHITE PLAINS, NY  10606

Either party may change its address for notice by written notice to the other party. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after posting, or one days after
(vi) delivery to an overnight air courier service or (vii) the moment of transmission by facsimile.

14 MISCELLANEOUS

14.1 Force Majeure. Neither party will incur any liability to the other on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by event, occurrences, or causes beyond its control and without negligence of the parties. Such events, occurrences or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the ability to meet financial obligations is expressly excluded.

14.2 Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed to be deemed a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

14.3 Severability. If any term, condition or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

14.4 Entire Agreement. This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supercedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

14.5 Standard Terms of Licensee. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that Licensee may use in connection with the acquisition or licensing of the Portal Software will have any effect on the rights, duties or obligations of the parties under, or other otherwise modify, this Agreement, regardless of any failure of Portal to object to such terms, provisions, or conditions.

14.6 Public Announcements/Publicity. Licensee and Portal agree to cooperate regarding public relations activities, including public announcements, joint press releases, and other activities to be mutually agreed. Neither party will perform such activities without the prior written consent of the other party, which consent shall not be unreasonably withheld.

14.7 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same Agreement.

14.8 Applicable Law. This Agreement will be interpreted and construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to recover its reasonable attorney's fees and costs in connection with such action. Licensee represents that it is not a government agency and it is not acquiring the license pursuant to a government contract or with government funds. In the event of a conflict between the terms and provisions of this Agreement and any other document or agreement, this Agreement shall be controlling.

Portal SLSA                                                         Page 4 of 5

                        Portal Proprietary & Confidential

IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

SAGE NETWORKS, INC.

BY:         /s/ Leonard J. Fassler
            -------------------------------------------------------------------
PRINT NAME: Leonard J. Fassler
            -------------------------------------------------------------------
TITLE:      Co-Chairman
            -------------------------------------------------------------------
DATE:       July 31, 1998
            -------------------------------------------------------------------

PORTAL SOFTWARE, INC.

BY:         /s/ John Little
            -------------------------------------------------------------------
PRINT NAME: John Little
            -------------------------------------------------------------------
TITLE:      President and Chief Executive Officer
            -------------------------------------------------------------------
DATE:       August 6, 1998
            -------------------------------------------------------------------

Portal SLSA                                                         Page 5 of 5

Schedule A
    to


                        Portal Proprietary & Confidential


                                   SCHEDULE A

SECTION 1.0 PORTAL SOFTWARE

The following Portal Software products and their associated online documentation will be provided:

- Infranet, including Infranet Server, Infranet Developer, Infranet Administrator, Infranet Payment Tool, Infranet Pricing Tool, Policy Configuration Tool, Invoice Designer Tool, Infranet Insite;

SECTION 2.0 APPLICATION DESCRIPTION/EQUIPMENT/INITIAL SUBSCRIBER LIMIT

2.1 APPLICATION: BILLING AND CUSTOMER MANAGEMENT OF SUBSCRIBERS TO LICENSEE'S ONLINE WEB HOSTING SERVICE.

2.2  PLATFORM (O/S): SUN/SOLARIS UNIX


2.3  INITIAL SUBSCRIBER LIMIT: 25,000


SECTION 3.0 INSTALLATION SITES

3.1  PRODUCTION SITE: 64 PERIMETER CENTER EAST, G1, ATLANTA, GA 30346

3.2  DEVELOPMENT SITE: 64 PERIMETER CENTER EAST, G1, ATLANTA, GA 30346

3.3  BACKUP SITE: 64 PERIMETER CENTER EAST, G1, ATLANTA, GA 30346

SECTION 4.0 LICENSE AND MAINTENANCE SUPPORT SERVICE FEES

4.1  PORTAL SOFTWARE LICENSE FEES


     The following Price List describes the price for licensing the Portal Software for the above-stated Application for the up to 25,000 total Subscribers.



--------------------------------------------------------------------------------------------------------------------
    PORTAL SOFTWARE COMPONENT             LIST PRICE              DISCOUNT                     FINAL PRICE
--------------------------------------------------------------------------------------------------------------------
INFRANET                                 $100,000.00                **                            **
--------------------------------------------------------------------------------------------------------------------

4.2 ANNUAL GOLD LEVEL SUPPORT SERVICE FEES

     Portal will provide Gold Level Maintenance Support Services for a term of one year pursuant to Attachment B at the following price:

--------------------------------------------------------------------------------------------------------------------
        PORTAL SUPPORT SERVICE            ANNUAL FEE                        ANNUAL PAYMENT DATE
--------------------------------------------------------------------------------------------------------------------
    GOLD LEVEL MAINTENANCE SUPPORT             **                180 days from the Effective Date or upon
         (25,000 SUBSCRIBERS)                                    completion of implementation, whichever
                                                                 shall be first.
--------------------------------------------------------------------------------------------------------------------



SLSA Schedule A                                                        Page A-1

                        Portal Proprietary & Confidential

4.3 ADDITIONAL SUBSCRIBER LICENSE AND MAINTENANCE SUPPORT FEES

     For up to three (3) years from the Effective Date ("Option Period") Licensee shall be entitled to license Additional Subscribers at the rates set forth in the following table. After expiration of the Option Period, Licensee will license Additional Subscribers at Portal's then current rates. Such Additional Subscribers may only be licensed in the incremental blocks specified and not one at a time. Applicable Annual Maintenance Support Fees must be licensed and paid before such Additional Subscribers are called into use. Annual Maintenance Support fees will be prorated over the remainder of the annual support term during which they are added. In the event Portal reduces its list pricing below those prices offered to Licensee for Additional Subscribers hereunder during the Option Period, Licensee shall be permitted to apply the discount schedule below to Portal's then current rates.

--------------------------------------------------------------------------------------------------------------------
 SUBSCRIBER NUMBERS    SUBSCRIBERS      DISCOUNT        PRICE PER         PRICE PER BLOCK      ANNUAL GOLD SUPPORT
                         IN BLOCK                      SUBSCRIBER                                 FEE PER BLOCK
--------------------------------------------------------------------------------------------------------------------
 25,001- 50,000           25,000          **(1)           **              **                        **
--------------------------------------------------------------------------------------------------------------------
 50,001-100,000           50,000          **              **              **                        **
--------------------------------------------------------------------------------------------------------------------
100,001-200,000          100,000          **              **              **                        **
--------------------------------------------------------------------------------------------------------------------
200,001-450,000          250,000          **              **              **                        **
--------------------------------------------------------------------------------------------------------------------
450,001-950,000          500,000          **              **              **                        **
--------------------------------------------------------------------------------------------------------------------

SECTION 5.0 PAYMENT SCHEDULE

Licensee agrees to make payment in accordance with the following table:


--------------------------------------------------------------------------------------------------------------------
            DESCRIPTION                    AMOUNT                            PAYMENT DUE DATE
--------------------------------------------------------------------------------------------------------------------
LICENSE FEE                               **                         Within 30 Days of Effective Date
--------------------------------------------------------------------------------------------------------------------
ANNUAL GOLD SUPPORT PAYMENT               **                         180 days from the Effective Date or upon
                                                                     completion of implementation, whichever shall
                                                                     be first.
--------------------------------------------------------------------------------------------------------------------



--------


1 Licensee shall be entitled to receive a ** discount on the first block of 25,000 Additional Subscribers if Licensee purchases such Additional Subscribers within (60) days of the Effective Date hereof.



SLSA Schedule A                                                        Page A-2

[PORTAL LOGO]


                                   SCHEDULE B



                                                                  [INFRANET(TM)]


                                                                PRODUCT SUPPORT

                                           GUIDELINES, POLICIES AND DEFINITIONS




PORTAL SOFTWARE, INC.
20863 Stevens Creek Boulevard
Suite 200
Cupertino, CA 95014
U.S.A.

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


PRODUCT SUPPORT ..............................................        1

GUIDELINES, POLICIES AND DEFINITIONS .........................        1

SUPPORT OVERVIEW .............................................        3

  PORTAL ERROR TRACKING SYSTEM (PETS) ........................        3
  WEB-BASED SUPPORT ..........................................        3

PORTAL ERROR TRACKING SYSTEM (PETS) ..........................        4

  PETS TICKET SEVERITY DEFINITIONS: ..........................        4
  PETS TICKETS RESPONSE TIME .................................        6
  PHASE DEFINITIONS: .........................................        6
  CHANGING SEVERITY LEVEL OF A PETS TICKET: ..................        7
  STATUS DEFINITIONS IN PETS: ................................        7
  TYPICAL PROGRESSION THROUGH STATUS .........................        8
  CHANGING THE STATUS OF A PETS TICKET .......................        8
  ACTIVITY LOG IN PETS TICKETS ...............................        9
  PETS REVIEW CYCLES .........................................        9
  PETS SEVERITY 1 TICKETS ....................................        9
  PETS SEVERITY 2 TICKETS ....................................        9
  PETS SEVERITY 3, 4, 5 AND 10 TICKETS .......................       10

PORTAL WEB-BASED SUPPORT .....................................       10

  CASE SUBMISSION ............................................       10
  TECHNICAL SUPPORT CONTACTS .................................       11

SUPPORT AND ESCALATION PROCESS ...............................       11

  FOR SEVERITY 1 & 2 .........................................       11
  FOR GENERAL SUPPORT ISSUES AND ERRORS OF ANY SEVERITY ......       12

SOFTWARE ERRORS ..............................................       12

  FIRST CUSTOMER SHIP RELEASES AND UPDATE RELEASES ...........       12
  PRODUCT SUPPORT PERIOD .....................................       13

DIRECTIONS FOR PETS ..........................................       14


                                                                        Page B 2

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


SUPPORT OVERVIEW

As Portal grows we are committed to continuing to develop our world-class technical support service organization to provide the best support services to our customer. The following are procedures that we would like to implement to ensure that you, as a customer, receive the proper and prompt assistance when needed.

There are currently two methods of addressing issues raised for support. They are:

PORTAL ERROR TRACKING SYSTEM (PETS)

Production related errors are defects/bugs of Infranet that occurred during the execution of a production system and should be reported as such in Portal's Error Tracking System (PETS).

Please submit an error report for the problem using PETS -- www.pin.com (there are separate instructions for how to logon to PETS and use it). Our response time for the defect will be based on the severity levels and individual customer's support contract. If the defect is not resolved in a satisfactory manner, please escalate the situation per the escalation process.

WEB-BASED SUPPORT

For all those technical, development, non-production related questions, please start by submitting the question/issue via our Web-Based Support:

      www.portal.com/WebSupport/login.htm

Each customer contact is provided with a login ID and unique password. To obtain your login and password, register by completing our online registration form:

      www.portal.com/professional_services/plreg.htm


                                                                        Page B 3

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


PORTAL ERROR TRACKING SYSTEM (PETS)

PETS Ticket Severity Definitions:

SEVERITY 1- PRODUCTION ISSUE - Major product defect causing complete loss of service. Resolution: work until complete

(Portal found bugs - major product defect that would likely cause full loss of service to a customer's production system)

      Examples:

     -    System failure prevents end-users from accessing network service.

     -    Failover not successful in routing around problems.

     -    Repeated data loss or data corruption occurs to object data.

     - Repeated software failures that result in total interruption of service.

SEVERITY 2 - PRODUCTION ISSUE/EMERGENCY DEVELOPMENT ISSUE - Serious product defect causing major but intermittent loss of production service or preventing imminent deployment of system under development. No workaround is available, but operation can continue in a restricted fashion. Resolution: Work until complete.

(Portal found bugs - serious product defect that would likely cause major but intermittent loss of service at a customer site.)

      Examples:

     - System failure prevents end-users from signing up for service, but allows end users to access network services.

     - System failure prevents billing collections from occurring, but allows end-users to access network service.

SEVERITY 3 - Significant product defect causing loss of service of one or more functions. Workaround is not available, or functionality loss is critical to system operation. Resolution: Patch or next release, if imminent

      Examples:

     - System failure prevents admin users from performing specific account updates, but all other functions are working. However, the missing function is critical to determining customer's sales commissions.

     - System failure prevents end-users from accessing web pages for account information, but allows end-users to access network service. However, for many users, the web is the only access available to them.


                                                                        Page B 4

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


SEVERITY 4 - Product defect causing loss of service of one or more functions. Workaround is available, or functionality loss is not critical to system operation. Resolution: Next or future release

      Examples:

     - System failure prevents admin users from performing specific account updates, but all other system functions are working.

     - System failure prevents end-users from accessing web pages for account information, but allows end-users to access network service.

SEVERITY 5 - Minor product defect causing little or no end-user visible loss of service. This category includes cosmetic errors or defects where the impact to a customer's operation is minor. Resolution: Candidate for future release

      Examples:

     -    Documentation errors requiring correction or clarification.

     -    Most error message problems.

     - System failure that occurs rarely and where failover successfully routes around the failure.

SEVERITY 10 -Enhancement request to Infranet for new feature or modification to existing feature rendering the feature more effective, complete or easier to use. Resolution: Candidate for future release

      Examples:

     -    Additional summary reports by cycle, accounts, etc.

     -    Additional screens in the web interface.


                                                                        Page B 5

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


PETS Tickets Response Time


------------------------------------------------------------------------------------------------------
SEVERITY LEVEL                                     CALL          TARGET              RESOLUTION
                                                   BACK           FOR
                                                   TIME          INITIAL
                                                                 ANALYS
                                                                   IS
------------------------------------------------------------------------------------------------------
1    Complete loss in production                  30 minutes      4 hours         work until complete

2    Serious defect causing major but             4 hours         8 hours         work until complete
     intermittent loss in production or
     preventing deployment.

3    Significant defect causing minor loss        2 business      5 business      Patch or next release
     in production with no workaround             days            days

4    Minor defect causing minor loss with         Via PETS        Via PETS        Next or future release
     workaround                                   updates         updates

5    Minor defect causing no loss                 Via PETS        Via PETS        Candidate for future
                                                  updates         updates         release

10   Request for Enhancement                      Via PETS        Via PETS        Candidate for future
                                                  updates         updates         release
------------------------------------------------------------------------------------------------------

Phase Definitions:

          - CALL BACK TIME - Initial callback from Portal by a qualified technical support representative.

          - TARGET FOR INITIAL ANALYSIS - Targeted response time for first detailed analysis of problem, including any possible workaround and plan for complete resolution.

          - RESOLUTION - Estimate of when fix or workaround is available to customer to eliminate symptoms of problem.


                                                                        Page B 6

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


Changing Severity Level of a PETS Ticket:

      When a PETS ticket is initially submitted, the submitter makes their best estimate of the appropriate severity level of the ticket and files it as such. As Portal and the submitter work on the reported issue, it may become clear that the severity level should be changed. If the submitter wishes to change the severity level, they should send an email to techsup@corp.portal.com listing the PETS id number, what severity level to change from and to, and why the change is being requested.

      If in reviewing the PETS ticket, Portal's analysis is that a change in severity levels is consistent with the definitions above, Portal will change the severity level and notify the submitter.

Status Definitions in PETS:

   SUBMITTED - Ticket has been logged into PETS for tracking

   PENDING - Not enough information has been logged in the ticket; more information is needed from the submitter for Portal to further analyze the problem. Information to include when submitting a PETS ticket includes: how to reproduce the error, any non-reproducible symptoms and any error messages. Customers should update the PETS ticket with the additional information and inform support by sending an email to techsup@corp.portal.com. Technical support will change the status of the ticket so that it is continued to be worked on.

   QUALIFIED - Infranet Technical Support has reviewed the ticket and qualified it as warranting Engineering evaluation. If the issue can be resolved without Engineering evaluation, the Technical Support personnel will drive resolution rather than qualifying it to pass to Engineering for evaluation.

   ASSIGNED - Engineering resources have been assigned to resolve the error.

   EVALUATED - Engineering has evaluated the ticket and considers the ticket to contain enough information to proceed.

   INTEGRATED - The error is fixed and tested. The fix is incorporated into a release of Infranet.

   DELIVERED - The fix is delivered to the customer as either a patch or a future release. Delivered is the final status for any PETS ticket that requires code changes.


                                                                        Page B 7

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


   CLOSED - No action needed because the reported issue is a duplicate of an existing ticket, it turns out not to be an error or it cannot be reproduced. Closed is the final status for any PETS ticket that does not require code changes.

Typical Progression Through Status

      The order in which the status indicators are listed in the prior pages is close to the typical progression through to resolution of a PETS ticket. All tickets are automatically tagged with a status of Submitted when they are filed. Infranet Technical Support personnel are the first ones at Portal to review a PETS ticket. They will do one of three things. 1) They may see that more information is needed, note what information is needed in the activity log of the PETS ticket and change the status to Pending until more information is submitted to techsup@corp.portal.com. 2) They may determine that this PETS ticket warrants review by Portal Engineering and mark the status as Qualified. Or 3) they answer the question themselves if the answer does not require any code changes, and then mark the status as Closed.

      Once a PETS ticket is marked as qualified, then Portal Engineering reviews it, assigns it to an appropriate engineer and marks the status as Assigned. When an engineer reviews the PETS ticket, they may do one of three things: 1) Evaluate it, determine they have enough information to reach a resolution and mark the status as Evaluated. 2) Evaluate it, determine that more information is necessary, list what information is necessary in the activity log of the PETS ticket and mark the status as Pending. 3) Evaluate the ticket, determine that it should be closed for some reason, indicate the reason (such as duplicate of another PETS ticket, not reproducible or not an error) and change the status to Closed.

      After a Portal engineer has evaluated a PETS ticket and determined that enough information is available, the engineer will work on a fix for the error. Once a fix has been implemented, tested and integrated into an Infranet build, then the engineer will change the status to Integrated.

      After the build in which the fix has been integrated is delivered (posted to the Portal web site) as a Release or an Update, then the PETS ticket status is changed to Delivered and the activity log is updated with the name of the Release or Update. Delivered is the final status for any PETS ticket that requires code change. Closed is the final status for PETS tickets that do not require code changes.

Changing the Status of a PETS Ticket


                                                                        Page B 8

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


      As the ticket progresses through to resolution, Portal will update the status of the PETS ticket. If the submitter wishes to update the status of a ticket, for example when they've provided requested additional information in response to a status of Pending, the submitter should send an email to techsup@corp.portal.com requesting the status change.

Activity Log in PETS Tickets

      Portal will add to the activity log of a PETS ticket as it progresses through to resolution. Any information that is pertinent will be added to the log. In particular when a ticket's status is changed to Pending, details of what information is needed is described in the activity log.

PETS Review Cycles

      Portal does a full review of outstanding PETS tickets at least once during the course of each Infranet release. Since Infranet releases are scheduled 3 times a year, all the outstanding PETS ticket will be reviewed at least three times a year.

COMMUNICATION

PETS Severity 1 Tickets

      For Severity 1 tickets Portal provides updates to submitter as pertinent information is available. These updates are provided via phone, fax or email as the situation warrants. The definition of Severity 1 as complete loss of service in production will be strictly adhered to and any tickets that do not fall within this definition either initially or after a work around has been provided will be reassigned to a lower severity level.

PETS Severity 2 Tickets

      For Severity 2 tickets Portal provides updates to submitter as pertinent information is available. These updates are provided via phone, fax or email as the situation warrants. The definition of Severity 2 as major loss of service in production or preventing deployment will be strictly adhered to and any tickets that do not fall within this definition either initially or after a work around has been provided will be reassigned to a lower severity level.


                                                                        Page B 9

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


PETS Severity 3, 4, 5 and 10 Tickets

      Portal communicates updates on these tickets via PETS as pertinent information is available. The PETS system permits users to search for recently updated tickets and it will also send out an automatic email when a ticket is changed.

WEB-BASED SUPPORT

Technical support is available to all Portal customers with a current customer support contract. Portal's Web-Based support provides fast and easy access to all your technical support cases. It allows you to add a new case, or update and monitor the status of an existing case. Each case is associated with a case number for reference and tracking purposes.

Case Submission:

When you submit a question or issue to us, please make sure you do the following so we can best serve you:

1. Give us a DETAILED DESCRIPTION OF YOUR PROBLEM.

2. Give us a DETAILED DESCRIPTION OF WHAT YOU HAVE DONE to try to solve the problem on your own. Have you read the documentation? Have your looked in the error log?

3. Email any configuration or log files to techsup@portal.com. Please include your case number and company name in the subject header of the email. For example, "Portal case# 1234: dm_oracle pinlog files"

   NOTE: Be aware that when you CC people in your email to us with aliases, we may not get the full email address of the CC'ed person. If that is the case, we will be unable to send a reply to them. You will need to forward our reply to them yourself.

All questions submitted are researched and answered in a timely manner. Portal will log all questions/issues in the order they are received and will work on them IN THAT ORDER. Once the question has been understood and analyzed, an estimate of how long it would take to resolve it will be provided back to the customer IF an answer or a solution is not available in a reasonable amount of time.

Technical Support Contacts

To ensure that we provide uniform support to each of our customers, each customer account is required to designate two senior level contacts to function as the technical


                                                                       Page B 10

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


support liaison to Portal. Please send an email to techsup@portal.com stating the name, phone number and email address of your contacts. Your designated contacts will be added to our call tracking database and will be the only individuals allowed to submit issues into technical support. To change your contact information, please send an email request to techsup@portal.com. Additional contacts can be negotiated into the Support Maintenance Contract at additional cost.

SUPPORT AND ESCALATION PROCESS

To ensure our customers are getting the appropriate level of attention and service, the following are procedures to use when dealing with any Infranet product defects.

For Severity 1 or 2 Errors:

      For PRODUCTION defects entered into PETS as SEVERITY 1 or 2, please call our 24-Hour answering service AFTER you have entered the error into PETS so we can respond to your submittal in a timely manner.

            SEVERITY 1 & 2:   (408) 752 - 7430

      Customers on 7 by 24 hours support, should call at any time, others should call during our normal business hours between 8:00am - 5pm PST.

      An agent with the answering service will receive your call and collect the following information from you: your name, phone number, company which you represent, severity, and a brief message. The answering service will escalate your call to the appropriate Portal individual. Our internal escalation guidelines are as follows:

      FOR SEVERITY 1:

          1.   Page primary on-call support engineer.

          2. If primary on-call person does not respond in 10 minutes, page secondary on-call support engineer.

          3. If the secondary on-call person does not respond in 10 minutes page and call the Technical Support Manager

          4. If the manager does not respond in 10 minutes, page and call the regional Director and the VP of Portal's Professional Services Group.

      FOR SEVERITY 2:

          1.   Page the primary on-call support engineer.

          2. If the primary on-call person does not respond in 1 hour, page the secondary on-call support engineer.


                                                                       Page B 11

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


          3. If the secondary on-call person does not respond in 1 hour, page and call the Technical Support Manager.

          4. If the Manager does not respond in 1 hour, page the regional Director.

          5. If the Director does not respond in 1 hour, page the VP of Portal's Professional Services Group.

For General Support Issues and Errors of Any Severity:

      If you feel that an error or defect of any severity submitted via PETS is not being resolved appropriately, please call the Technical Support phone number at:

            Technical Support:  (408) 343-4410 (voicemail)

      and leave a voicemail with your name, phone number, company which you represent and brief problem description. A Technical Support engineer will be paged automatically to assist you. If the Technical Support engineer is unable to address your needs, please feel free to contact the Technical Support Manager at:

            Technical Support Manager (West):   (408) 697-5037 (pager)
            Technical Support Manager (East):    (888) 550-0405 (pager)

      If the problem is not progressing at a speed with which you are satisfied, you may ask the Technical Support Manager to escalate the issue. S/He will work with you to set up a conference call with the VP of Portal's Professional Services Group.

SOFTWARE ERRORS

First Customer Ship Releases and Update Releases

      Portal will work on tickets of severity 1, 2, and 3 until they are resolved. Fixes for these tickets are targeted to be included in an Update Release of the currently shipping Infranet release as well as in the following release.

      Portal schedules one Update Release four weeks after the First Customer Ship (FCS) of an Infranet Release. An Update Release is a full Infranet release with additional fixes integrated. After the scheduled Update Release that Portal posts to the web 4 weeks after FCS, any other Update Releases are posted on an as-needed basis. For example, Portal posted Infranet 5.1 Update 5. Update Releases contain the cumulative set of fixes available for a given release. Update Releases should be downloaded and installed in full to ensure that you have the most recent, supported version of Infranet.


                                                                       Page B 12

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


      Tickets of severity 4 are targeted for fixing in the next release, severity 5 for fixing in a future release and tickets of severity 10 are candidates for a future release.

Product Support Period

      Infranet releases are supported for a period of 6 months after the subsequent release of Infranet ships. For example, Infranet 5.1 will be supported for 6 months after the release of Infranet 5.2 or for a total of 10 months after shipping 5.1 (since 5.2 ships 4 months after 5.1, 5.1 is supported for that 4 months plus an additional 6 months for a total of 10 months.). Portal highly encourages customers to upgrade to the latest release of Infranet in order to benefit from the latest features and fixes. Yet, we understand that it does take time to migrate to the latest release, so we have allocated a period of a total of ten months to support a release: four months until the next release ships (Infranet releases ship three times a year, every four months) plus six months after the next release ships.


                                                                       Page B 13

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


                            DIRECTIONS TO USING PETS2

GETTING STARTED

You can get to PETS2, login via the www.pin.com web site. Log into this site using your current user name and password. Once on, click on PETS2. The system will ask you for another login and password. This is not the same user login/password that was used in PETS. Support will let you know your new login. The password is the same as before. When you type in your login and password, make sure you use capitals when specified. PETS2 is now case sensitive.

--------------------------------------------------------------------------------
Select one of the schemas in the list below.

Click on Query OR Submit (or use the buttons which follow the list) to open the selected schema for Query OR Submit.

    PETS2                PETS:User Comments

Click on QUERY OR SUBMIT to start working with the selected schema.
--------------------------------------------------------------------------------

You will see the above when you first login. The PETS2 schema is used for tickets. The PETS:User Comments schema is used for User Comments.

SEARCHING AND MODIFYING A TICKET

To search or modify a ticket, choose the PETS2 schema and click on QUERY. You may search on any one of the fields you see. You may select from the pulldown menu for any or all of these fields. If a field is left blank, that field is considered a wildcard. If you leave all the fields blank, all wildcards, you'll get all your tickets in PETS2.

After you've made your search criteria selection, hit RUN QUERY and a list of all tickets matching your set of criteria will appear. You can either view or modify those tickets.

SUBMITTING A TICKET

To submit a ticket, choose the PETS2 schema and click on the SUBMIT button at the top of the page to get a blank ticket. Currently, the only way to get back to the PETS2 page is to use a bookmark or to hit "back" in your browser. We are looking into changing that.

There are several fields that are required in submitting a ticket. They are the following:

- Severity         - Release     - Product      - OS        - Problem Summary
- Problem Detail   - Last Name   - Caller ID    - Hdwr      - DB


                                                                       Page B 14

                                                                PRODUCT SUPPORT
                                           GUIDELINES, POLICIES AND DEFINITIONS


If you don't fill in all the fields, you'll get an error message and your ticket won't be submitted.

After you've filled everything out, click on SUBMIT at the top or bottom of the screen. The next screen will tell you if the submission was successful. To get back to the any of the previous screens, just hit "back" on your browser.

SUBMITTING SUGGESTIONS FOR IMPROVING OR FIXING PETS2

There are two ways to do suggest improvements for PETS2. You can either file a ticket against PETS2 by following the instructions above and choosing PETS as a product or you can submit a comment.

To submit a suggestion for improving or changing PETS2 itself, choose the "PETS:User Comments" schema in the first screen after logging in and click on SUBMIT. Fill in the Description field and the optional Comments field and click on SUBMIT.

SEARCHING FOR A USER COMMENT

You can search for a user's comment by filling in any one of the fields. Most likely, you will only fill in the "Company Name" field. PETS2 is case sensitive so be sure to fill in the "Company Name" exactly as it appears when you submitted it. Hit QUERY when you have entered in the field. PETS2 will give you a list of comments matching your criteria. You can only view the comment even though it says you can modify it. If you try to modify, it will give you an error. We will change that for future releases.

THE QUERY BAR

The query bar is used for complex queries. We don't suggest you use it.

      Portal is a registered trademark in the United States, and Portal Software, the Portal logo, the Real Time - No Limits tagline and Infranet are trademarks of Portal Software, Inc. Copyright 1998 Portal Software, Inc.


                                                                       Page B 15

[Portal Logo]

                                [Infranet Logo]



                                              Portal Professional Services Group

                                                                   Sage Networks

                                                Implementation Statement of Work


PORTAL SOFTWARE, INC.
20863 Stevens Creek Boulevard
Suite 200
Cupertino, CA  95014  USA
(408) 343-4400

                                                                   SAGE NETWORKS
                                                               STATEMENT OF WORK



 PROJECT OVERVIEW

     The Portal Professional Services Group (PPSG) is pleased to present this statement of work (SOW) to Sage Networks. PPSG provides client assistance in the areas of implementation, training and technical support. This SOW describes our concept of support for the implementation of Infranet in the Sage Networks environment.



     Among the many benefits of Infranet is its ability to reduce Sage Networks time to market for new products. Therefore, PPSG's goal is to get Sage Networks operational within the business space as quickly as possible. To accomplish this, we will perform an implementation customized to meet Sage Networks specific requirements. In addition to the Phase 1 implementation effort Portal will, in parallel, assist Sage Networks in the further development of a roll out strategy and project plan for phases beyond the initial implementation.




SCOPE


     The scope of this statement of work includes the following:

         - The performance of a mini-workshop (3 days) to further define implementation requirements and the final Phase 1 deliverables.

         - The development of a project workbook and detailed design specification.

         - The installation of Infranet Foundation, client applications, and any purchased managers, i.e., email manager.

         -        Configuration and customization of Infranet as necessary.

         -        Unit and integration testing

         -        Cutover assistance

         -        Management reporting and meetings


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                                                                   SAGE NETWORKS
                                                               STATEMENT OF WORK



DELIVERABLES

1.       Mini-workshop with project workbook and project plan.
2.       Detailed design document.
3. Installation of Infranet Foundation, client applications, and optional managers.
4.       Development of an event collection and process capability.
5.       Installation and customization, as necessary, of dm_ICVerify module.
6.       Installation and integration of MCIS manager, if purchased.
7.       Installation and integration of dm_email, if purchased.
8.       Development of an interface to the Great Plains general ledger system.
9.       Assistance and mentoring in developing a data conversion process
10.      Installation of the Insite reporting tool.
11.      Assistance in the development of the price plan.
12.      Management reports and meetings

TIME ESTIMATES



                                                                                       Estimated
                                                                                     Staff Days to
Task No.   Task                                                                        Complete
--------   ----                                                                      -------------
1          Mini-workshop with project workbook and project plan                            6
2          Detailed design document                                                        4
3          Installation of Infranet Foundation                                             1
4          Installation client applications                                                0
5          Development of an event collection and process capability                       15
6          Installation and customization, as necessary, of dm_ICVerify                    3
7          Installation and integration of MCIS manager                                    5*
8          Installation and integration of dm_email                                        3*
9          Development of an interface to the general ledger system                        3
10         Configuration of default policies                                               5
11         Conversion assistance                                                           5
12         Installation of Insite Reporting Tool                                           0
13         Assistance in the development of the price plan                                 5
14         Production assistance                                                           2
15         Management reports and meetings                                                 5
                                                                                           --
           Total person Days                                                               54
           Elapsed Time (approximately 54 working days = 5 work weeks)


Notes:  * = additional time required if manager purchased

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                                                                   SAGE NETWORKS
                                                               STATEMENT OF WORK




SCHEDULE

     The start date for the effort outlined in this document will be August 24, 1998.


STAFFING

     Portal Professional Services Group will staff the Customer project with 2 full time consultants starting on August, 24, 1998. The consultants will work a standard 8-hour working day. Hours billed above the 8 hours per day must be pre-approved by the Customer or Project Manager.

     The Project Manager from Portal assigned to the Sage Networks account is Steve Stratton.
     Contact information:

         Project Manager          703-918-4911              steves@portal.com

CONSULTING RATES

The following rates will be used for the Portal Staffing effort under this agreement. All tasks are billed on a time and material basis.



             TEAM MEMBERS                 $ HOURLY RATE       $ DAILY RATE
             ------------                 -------------       ------------
                 Title
          TECHNICAL CONSULTANT                  $220            $  1,760

                                                $280            $  2,240
            PROJECT MANAGER


       ESTIMATED CONSULTING TOTAL                               $  95,000

         ESTIMATED TRAVEL TOTAL                                 $  20,000

        ESTIMATED PROJECT TOTAL                                 $ 115,000


EXPENSES

Expenses will be the responsibility of the customer. All expenses will be billed back to the customer for the actual amount paid by the consultant. The PPSG team will ensure that all expenses are reasonable for the local area.



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                                                                   SAGE NETWORKS
                                                               STATEMENT OF WORK



ACCEPTANCE AND SIGN-OFF

Each deliverable described in this statement of work will require a sign-off from the customer. Upon completion of a document it will be distributed to the appropriate persons at the customer site. The customer will review and submit one of the following back to the Portal project manager:

         -        The accepted document with comments to be incorporated

         -        The accepted document as it was submitted

         - The document with comments to be incorporated and resubmitted for approval

The customer has 5 days to review each document and submit comments and acceptance back to the Portal Project manager. If the document has not been received back from the customer within 5 days, the documents will be deemed accepted by the customer.


The undersigned hereby incorporates this Statement of Work into the Professional Services Agreement between Portal Software, Inc., and Sage Networks, Inc. dated July 31, 1998, as provided in Section 1.1 of the agreement.

PORTAL SOFTWARE INC.                        SAGE NETWORKS, INC.

/s/ D. Karen Ha                             /s/ Leonard J. Fassler
-----------------------------               ----------------------------------
NAME

Vice President                              Co-Chairman
-----------------------------               ----------------------------------
TITLE

August 6, 1998                              July 31, 1998
-----------------------------               ----------------------------------
DATE


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